FOR IMMEDIATE RELEASE:                              CONTACT:
July 31, 2000                                       InterNAP Contacts:

                                                    Media Relations
                                                    Bill Hankes
                                                    InterNAP Network Services
                                                    (206) 262-3737
                                                    bhankes@internap.com
                                                    Investor Relations

                                                    Paul Mondschein
                                                    InterNAP Network Services
                                                    206 504-5487
                                                    pmondschein@InterNAP.com




                   INTERNAP COMPLETES ACQUISITION OF VPNX.COM


SEATTLE, WA, JULY 31, 2000- InterNAP Network Services Corporation (NASDAQ:
INAP) today announced that it has completed the acquisition of VPNX.com, Inc. of Redwood City, CA. On July 6, 2000, InterNAP announced a definitive agreement to acquire VPNX.com, a provider of virtual private network services. This acquisition is being accounted for using purchase accounting.

                                      # # #

ABOUT INTERNAP

Founded in 1996 in Seattle, InterNAP provides Internet connectivity that is faster and more reliable than conventional Internet service. InterNAP's patented route management technology provides direct data transmission across the major Internet backbones through a single connection from a customer's network to one of InterNAP's P-NAP facilities. InterNAP's customers bypass congestion points on the Internet, avoiding packet loss, latency, and other difficulties that can plague conventional Internet connectivity. InterNAP services are currently available in numerous key markets throughout the United States including Atlanta, Chicago, Los Angeles, New York, San Jose, and Seattle. Major companies and networks served by InterNAP include Amazon.com, Datek Online, Go2Net, ITXC, Travelocity, The NASDAQ, TheStreet.com, WebTV, and many others. InterNAP-Registered Trademark- and P-NAP-Registered Trademark- are registered trademarks of InterNAP. For more information, visit www.InterNAP.com.